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                                                                   Exhibit 10(e)


                              THE DIAL CORPORATION
                        FUTURE SECURITY RESTORATION PLAN
          (Effective as of August 15, 1996, and as amended and restated
                             as of January 1, 2001)


1.       Purpose

         The purpose of The Dial Corporation Future Security Restoration Plan (hereinafter referred to as the "Plan") is to provide deferred compensation to Eligible Employees (as defined in paragraph 2) on and after August 15, 1996. It is the intention of The Dial Corporation (hereinafter called the "Company") that Eligible Employees are those employees designated by the Company, or the Chief Executive Officer of the Company, pursuant to paragraph 2, from a select group of management or highly-compensated employees of the Company, or any of its subsidiaries or affiliates (hereinafter referred to as "Subsidiaries") and that the Plan continue to be eligible for exemptions under Parts 1, 2, 3 and 4 of Title 1 of ERISA and the U.S. Department of Labor regulations. It also is the intention of the Company that the Plan be unfunded, that any Eligible Employee's rights under the Plan are those of a general creditor only, and that there be no elections with respect to any benefits under the plan by Eligible Employees. Subject to rights and benefits expressly fixed by the terms hereof, the Company also intends that the Plan may be amended or terminated and that benefits may be reduced or eliminated as the Board of Directors of the Company determines from time to time and that individuals' rights may be altered.

         Pursuant to the terms and provisions of a Distribution Agreement between the Company, ViadCorp (formerly The Dial Corp) ("Viad") and Exhibitgroup/Giltspur Inc., the Company is obligated to assume all liabilities and obligations whatsoever in connection with claims under The Dial Corp Supplemental Pension Plan (the "Prior Plan") in respect of any individual who is classified as a "Consumer Products Employee" pursuant to the terms and provisions of the Distribution Agreement and Viad ceases to have any such liability or obligation. In order to effectuate the terms and provisions of the Distribution Agreement, each Consumer Products Employee (as such term is defined in the Distribution Agreement) shall be entitled to receive a benefit from this Plan in the amount that such individual was entitled to receive from the Prior Plan. In addition, each Consumer Products Employee shall be granted credit under this Plan for the term of service and benefits credited to such individual, as of August 15, 1996, under the Prior Plan as if such service had been rendered to the Company and as if such benefit had originally been credited to such individual under this Plan.

         The Plan is an amendment and restatement of the Dial Corporation Supplemental Pension Plan, effective as of January 1, 2001. Effective as of the amendment and
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restatement of the Plan as of January 1, 2001, the Plan was renamed The Dial
Corporation Future Security Restoration Plan.

2.       Participation

         Employees of the Company (or any of its Subsidiaries) who participate in The Dial Corporation Future Security Plan (referred to herein as the "Qualified Plan") shall automatically become eligible to participate in the Plan under the Schedule of Benefits as set forth therein (and are referred to herein as "Eligible Employees").

3.       Funding

         No fund shall be established to provide for payment of benefits under the Plan. No trust, other than one which will not cause the Plan to be "funded" under current Internal Revenue Service and U.S. Department of Labor regulations and rulings, shall be created. Any rights of an Eligible Employee or any other person claiming by or through him or her shall be those of a general creditor of the Company only. The Company may create book reserves or take such other steps as it deems appropriate to provide for its expected liabilities under the Plan.

4.       Categories of Benefit Payments to Eligible Employees

         Benefits shall be payable by the Company in accordance with the terms and conditions of the Plan and as described in the Schedule of Benefits.

5.       Retirement Benefit

         Except as otherwise expressly provided in the Plan or in the Schedule of Benefits, the Plan shall make payments to an Eligible Employee at the same time such Eligible Employee receives his or her pension benefits under the Qualified Plan or any other pension plan(s) sponsored by the Company or any of its Subsidiaries (herein, and in the Schedule of Benefits, referred to for the purposes of the Plan as "the time of his or her retirement"), but in no event shall payments begin before such Eligible Employee has actually left the employ of the Company or its Subsidiaries. Unless otherwise expressly stated in the Schedule of Benefits, such payments shall be equal to the amount by which the sum of the pension benefits payable to the Eligible Employee from the Qualified Plan and any and all other pension plans qualified under Internal Revenue Code
Section 401 and sponsored by the Company or any of its Subsidiaries, other than this Plan and a plan qualified under Internal Revenue Service Code Section 401(k) (hereinafter called "Pension Plans"), is less than the aggregate amount(s) determined under the Schedule of Benefits, in each case determined on an actuarially equivalent basis. In making this determination, the amount(s) from such Pension Plan(s) shall be determined prior to the election of any payment options (such as joint and survivor elections). In addition, when an Eligible Employee is a participant in more than one Pension Plan and benefits under any one of


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such Pension Plans are not available immediately on account of early retirement provisions, then, for the purposes of the Plan, such benefits shall be taken into account as though payable immediately on an actuarially equivalent basis, as reasonably determined by The Dial Corporation Retirement Committee (the "Committee") in its sole discretion.

6.       Average Monthly Compensation

         Average Monthly Compensation for purposes of the Schedule of Benefits shall be as defined in the Qualified Plan and the average of the five years of annual cash incentive plan awards (whether paid or deferred) made to him or her while in continuous service for the period ending on December 31, 2000.

7.       Optional Forms

         If any pension benefit is payable to an Eligible Employee from a Pension Plan, and an optional form is elected under that Pension Plan, then a similar election will be deemed made under the Plan. If two or more such pensions are payable from such other Pension Plans, then the option selected for the Pension Plan generating the largest pension payment (including the beneficiary designation in connection with such option and benefits, if applicable) shall prevail for the purposes of the Plan.

8.       Vesting

         In addition to all the terms and conditions of the Plan, no Eligible Employee or beneficiary shall be entitled to a benefit under the Plan unless such Eligible Employee has actually attained fully vested status in the Qualified Plan or any other Pension Plan which is mentioned in the Schedule of Benefits, as reasonably determined by the Committee in its sole discretion. Notwithstanding any other provision hereof, any Eligible Employee hereunder who has accumulated five years of service with the Company and its Subsidiaries taken as a whole, ignoring breaks in service, shall be fully vested and entitled to benefits hereunder.

9.       Administration

         The Board of Directors of The Dial Corporation may terminate the Plan or the Schedule of Benefits at any time. Any amounts vested under the Plan prior to any such termination shall continue to be subject to the terms, conditions, and elections in effect under the Plan when the Plan is terminated. The Plan and the Schedule of Benefits may be amended, and one or more new Schedules of Benefits may be added, at any time or from time to time by the Board of Directors of the Company. The Company shall have full power and authority to interpret and administer the Plan, to promulgate rules of Plan administration, to adopt a claims procedure, to conclusively settle any disputes as to rights or benefits arising from the Plan, and to make such decisions or take such actions


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as the Company, in its sole discretion, reasonably deems necessary or advisable to aid in the proper administration and maintenance of the Plan.

10.      Miscellaneous

         The Plan, and any determination made by the Committee or the Company in connection therewith, shall be binding upon each Eligible Employee, his or her beneficiary or beneficiaries, heirs, executors, administrators, successors, and assigns. Notwithstanding the foregoing sentence, no benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise disposed of, and any attempt to do so shall be void. No such benefit payment shall be, prior to actual receipt thereof by the Eligible Employee, or his or her beneficiary or beneficiaries, as the case may be, in any manner subject to the debts, contracts, liabilities or engagements of such Eligible Employee or beneficiary(ies). The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company, or any of its Subsidiaries, and any Eligible Employee, nor shall any provision hereof restrict the right of the Company or any of its Subsidiaries to discharge any Eligible Employee from his or her employment, with or without cause.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized representative, effective as of the 1st day of January, 2001.

                                  THE DIAL CORPORATION


                                  By:  /s/ Bernhard J. Welle
                                       -----------------------------------------

                                  Its: Executive Vice President, Shared Services
                                       -----------------------------------------


362261

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                              SCHEDULE OF BENEFITS

         Employees who participate in the Qualified Plan shall automatically become Eligible Employees under this Schedule if their benefits under the Qualified Plan are limited by Internal Revenue Code Section 401(a)(17) or
Section 415. The Company shall administratively identify Eligible Employees under this Schedule, based on the effect of such Internal Revenue Code provisions on the Qualified Plan benefits.

         The amount of benefit attributable to this Schedule and payable to an Eligible Employee pursuant to paragraph 5 of the Plan shall be a pension based on the benefit schedule(s) and rules of the Qualified Plan applicable to the Eligible Employee at the time of his or her retirement.

         For purposes of this Schedule, Average Monthly Compensation and Compensation shall be as defined in the Qualified Plan (subject to any modifications under paragraph 6 of this Plan) with respect to the Eligible Employee, and shall be determined without regard to the annual limit of $150,000 (as adjusted) that applied under the Qualified Plan pursuant to Internal Revenue Code Section 401(a)(17). In addition, the pension computed in this manner shall not be reduced on account of the Internal Revenue Code Section 415 limitations that apply under the Qualified Plan.




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